Form N-SAR

Sub-Item 77Q1(a)
Copies of any material amendments to registrant's charter or by-laws 333-33978, 811-09885

Ninth Amendment dated February 21, 2006 to Janus Adviser Series' Amended and Restated Trust Instrument is incorporated herein by reference to Exhibit 1(s) to Post-Effective Amendment No. 34 to Janus Adviser Series' registration statement on Form N-1A, filed on September 14, 2006, accession number 0000950134-06-017768 (File No. 333-33978).

Tenth Amendment dated April 18, 2006 to Janus Adviser Series' Amended and Restated Trust Instrument is incorporated herein by reference to Exhibit 1(t) to Post-Effective Amendment No. 34 to Janus Adviser Series' registration statement on Form N-1A, filed on September 14, 2006, accession number 0000950134-06-017768 (File No. 333-33978).